UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695 (Address of principal executive offices, including zip code)
(251) 639-8100 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On September 25, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”) approved grants of restricted stock to executive officers of the Company, including the following grants to the named executive officers of the Company: 9,038 shares to J. Boyd Douglas, the Company’s President and Chief Executive Officer; 9,038 shares to David A. Dye, the Company’s Chief Financial Officer, Secretary and Treasurer; 6,779 shares to Troy D. Rosser, the Company’s Senior Vice President-Sales; 2,711 shares to Sean C. Nicholas, the Company’s Vice President-Sales; and 2,711 shares to Lyle E. Hutchison, the Company’s Vice President-Sales. The shares of restricted stock vest in four equal installments of twenty-five percent (25%) each on each anniversary of the date of grant, commencing on September 25, 2014, provided that the named executive officer remains employed by the Company or a subsidiary of the Company on the applicable vesting date. The restricted stock will fully vest if the employment of the named executive officer terminates due to death or disability, or following a change in control of the Company. The shares of restricted stock are entitled to voting and dividend rights during the restricted period. The 2005 Restricted Stock Plan (as amended and restated) is attached as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and a copy of the Company’s form of Restricted Stock Award Agreement for these grants is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit
10.1	Form of Four-Year Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: September 27, 2013	By:	/s/ J. BOYD DOUGLAS
J. Boyd Douglas
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Form of Four-Year Restricted Stock Award Agreement